Exhibit 99.1

NEWS RELEASE

As previously announced, TDS will hold a teleconference Feb. 25, 2010 at 9:30 a.m. CST.  Interested parties may listen to the call live via the Internet by accessing the Conference Calls page of www.teldta.com.

Contact:	Jane W. McCahon, Vice President, Corporate Relations
(312) 592-5379, jane.mccahon@teldta.com

Julie D. Mathews, Manager, Investor Relations
(312) 592-5341, julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS Reports FOURTH quarter results

provides financial guidance for 2010

Note: Comparisons are year over year unless otherwise noted.

4Q 2009 Highlights

Enterprise/TDS Corporate

▪    Operating revenues were stable at $1.3 billion.

▪    Repurchased 552,981 TDS common and special common shares; $247 million remaining on current authorization.

Wireless/U.S. Cellular

▪    354,000 retail gross additions; 39,000 retail net additions of which 26,000 were postpay and 13,000 were prepaid.

▪    1 percent increase in service revenues to $986 million, despite a $17 million reduction in inbound roaming revenues.

▪    34 percent increase in data revenues to $190 million, representing 19 percent of service revenues.

▪    Retail service ARPU (average revenue per unit) increased from $46.43 to $47.12.

▪    Retail postpay churn low at 1.6 percent; postpay customers comprised 95 percent of retail customers.

▪    Redeemed 8.75 percent senior notes; principal amount of $130 million.

▪    $14 million impairment on licenses; $387 million in the fourth quarter of 2008.

 Wireline/TDS Telecom

▪ 17 percent increase in ILEC high-speed data customers.

▪    12 percent increase in ILEC high-speed data revenues, representing 18 percent of ILEC revenues.

▪    ILEC equivalent access lines held steady at 775,900, primarily due to growth in high-speed data customers and acquisitions, offset by a loss of physical access lines.

▪    Managed IP stations (ILEC and CLEC) grew to 13,900 from 2,700.

CHICAGO – Feb. 25, 2010 – Telephone and Data Systems, Inc. [NYSE:TDS, TDS.S] reported operating revenues of $1,262.8 million for the fourth quarter of 2009, versus $1,264.0 million in the comparable period one year ago.  Net income attributable to TDS was $16.5 million, or $0.15 per diluted share, impacted by a $14 million (pre-tax), or $0.07 diluted loss per share, charge for impairment of licenses.  In the fourth quarter of 2008, net loss attributable to TDS was $168.9 million, or $1.49 diluted loss per share, impacted by a $414.4 million (pre-tax), or $1.84 diluted loss per share, charge for impairment of licenses.

For the twelve months ended Dec. 31, 2009, TDS reported operating revenues of $5,020.7 million, versus $5,092.0 million in 2008. Net income attributable to TDS for 2009 was $193.9 million, or $1.77 per diluted share, impacted by a $14 million (pre-tax), or $0.07 diluted loss per share, charge for impairment of licenses. In 2008, net income attributable to TDS was $93.5 million, or $0.80 diluted earnings per share, impacted by a $414.4 million (pre-tax), or $1.80 diluted loss per share, charge for impairment of licenses.

“Robust data and broadband offerings, combined with exceptional customer service, continued to be the key drivers of our businesses in 2009,” said LeRoy T. Carlson, Jr., TDS president and CEO. “Though the economy and competitive pressures impacted results across the enterprise, we saw improvements in the key areas of data revenue and data penetration, and we ended the year poised to build on that success.

“Seventy-five percent of U.S. Cellular’s customers had access to 3G speeds at the end of the year. Sales of smart phones and premium phones stimulated data use and drove strong increases in both overall data revenues and data revenue per customer. We improved retail net customer additions from the third quarter in both the prepaid and postpay segments, and churn, an important measure of our ability to serve our customers, also improved.

“Our wireline business, TDS Telecom, increased its ILEC high-speed data revenues in the quarter, and achieved 39 percent broadband penetration within the ILEC residential customer base by year-end. The company is aggressively driving its broadband strategy with new services and products for residential and commercial customers, and continues to build loyalty with value-oriented bundles of high-demand services, including video.

“Both businesses made important investments in infrastructure in 2009, and they will continue to do so in 2010. U.S. Cellular is moving ahead on multi-year initiatives to enable seamless integration of new billing and operational support systems, help the company better understand and target key customer segments, and promote online sales and self-service. In 2010, U.S. Cellular plans to stimulate and support further growth in demand for data by completing its 3G network expansion and continuing its 4G trials and developing its 4G rollout strategy.

“TDS Telecom recently completed the first phase of its leased 10G network and plans to connect two-thirds of its access lines to the network during the first quarter. The network will enable the company to offer more robust broadband services and leading technologies, providing greater reliability and security for its customers, while reducing costs. We are encouraged that TDS Telecom has been awarded $12.5 million to date in federal stimulus grants to bring broadband services to some of our most rural customers.

“At the enterprise level, TDS remains committed to generating long-term value for our shareholders. We are continuing our active share repurchase program and increased our dividend in 2009 for the 35th consecutive year. We have an exceptionally strong balance sheet and investment-grade credit ratings that will enable us to support our businesses as they move forward with their important initiatives.”

Stock repurchase summary

The following represents repurchases of both TDS common and special common shares.

Repurchase Period	Number of Shares	Percent of Shares Outstanding	Cost (in millions)
2009 (fourth quarter)	552,981		$16.6
2009 (third quarter)	2,633,467		$74.0
2009 (second quarter)	2,684,267		$73.9
2009 (first quarter)	504,026		$12.1
2009 (full year)	6,374,741	6%	$176.6

2008 (full year)	5,861,822	5%	$199.6

Total 2009 and 2008	12,236,563	10%	$376.2

Loss on impairment of intangible assets

In the fourth quarter of 2009, TDS recorded an impairment loss of $14 million (pre-tax) on licenses as a result of its annual impairment assessment of licenses and goodwill. In the fourth quarter of 2008, TDS recorded an impairment loss of $414.4 million on licenses, attributable to the deterioration in the credit and financial markets.  The impairment charges had no impact on cash or cash flow.

	Impact of Impairment for the three months ended December 31,		Impact of Impairment for the year ended December 31,
(Dollars in millions, except per share amounts)	2009	2008	2009	2008
Net income attributable to TDS shareholders, excluding licenses impairments (1)	$23.6	$40.3	$201.0	$302.7
Loss on impairment of intangible assets related to licenses	(14.0)	(414.4)	(14.0)	(414.4)
Income tax and noncontrolling interest impact of licenses impairment (1)	6.9	205.2	6.9	205.2
Impact of licenses impairments on net income attributable to TDS shareholders (1)	(7.1)	(209.2)	(7.1)	(209.2)
Net income attributable to TDS shareholders	$16.5	$(168.9)	$193.9	$93.5

Diluted earnings per share attributable to TDS shareholders, excluding licenses impairments (1)	$0.22	$0.35	$1.84	$2.60
Impact of licenses impairments on diluted earnings (loss) per share attributable to TDS shareholders (1)	(0.07)	(1.84)	(0.07)	(1.80)
Diluted earnings (loss) per share attributable to TDS shareholders	$0.15	$(1.49)	$1.77	$0.80

(1)    These amounts are non-GAAP financial measures.  The purpose of presenting these measures is to provide information on the impact of losses on impairment related to licenses on results of operations.  Such impairments are discrete, significant amounts that impact the comparability of the results of operations, and TDS believes it is useful to disclose these impacts.  The income tax and noncontrolling interest impact is calculated by allocating the losses on impairment to the respective consolidated subsidiaries, and applying the income tax rate and noncontrolling interest percentages applicable to these respective subsidiaries.

Guidance for year ending Dec. 31, 2010

This guidance represents the views of management as of Feb. 25, 2010 and should not be assumed to be accurate as of any other date.  There can be no assurance that final results will not differ materially from this guidance.  TDS undertakes no legal duty to update such information, whether as a result of new information, future events, or otherwise.

U.S. Cellular
Service Revenue	$3,975 - $4,075 million
Operating Income	$250 - $350 million
Depreciation, Amortization & Accretion (1)	Approx. $600 million
Capital Expenditures	Approx. $600 million

TDS Telecom (ILEC and CLEC)
Operating Revenues	$740-$780 million
Operating Income	$70-$100 million
Depreciation, Amortization & Accretion (1)	Approx. $170 million
Capital Expenditures	Approx. $140 million

(1) Includes losses on disposals of assets

Conference call information

TDS will hold a conference call on Feb. 25, 2010 at 9:30 a.m. CST.

▪ Access the live call online at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67422&eventID=2754661 or on the Conference Calls page of www.teldta.com.

▪ Access the call by phone at 866-871-4351 (US/Canada) and use conference ID #57950705.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of www.teldta.com, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed. The call will be archived on the Conference Calls page of www.teldta.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to 7.3 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS had 12,400 employees as of Dec. 31, 2009. For more information about TDS, visit www.teldta.com.

About U.S. Cellular

United States Cellular Corporation, the nation’s sixth-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to more than 6.1 million customers in 26 states. The Chicago-based company employed 8,900 full-time equivalent associates as of Dec. 31, 2009. For more information about U.S. Cellular, visit www.uscellular.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of U.S. Cellular to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; risks and uncertainties relating to possible future restatements; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit the Web sites at:

TDS:  www.teldta.com                                                  TDS Telecom: www.tdstelecom.com

U.S. Cellular: www.uscellular.com

UNITED STATES CELLULAR CORPORATION SUMMARY OPERATING DATA

Quarter Ended	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Total population
Consolidated markets (1) (2)	89,712,000	85,118,000	83,726,000	83,726,000	83,014,000
Consolidated operating markets (1)	46,306,000	46,306,000	46,306,000	46,306,000	46,009,000
Market penetration at end of period
Consolidated markets (3)	6.8%	7.2%	7.4%	7.5%	7.5%
Consolidated operating markets (3)	13.3%	13.2%	13.3%	13.5%	13.5%
All customers
Total at end of period	6,141,000	6,131,000	6,155,000	6,243,000	6,196,000
Gross additions	399,000	386,000	317,000	404,000	395,000
Net additions (losses)	10,000	(24,000)	(88,000)	47,000	20,000
Retail customers
Total at end of period	5,744,000	5,705,000	5,711,000	5,770,000	5,707,000
Gross additions	354,000	351,000	286,000	366,000	352,000
Net postpay additions (losses)	26,000	8,000	(32,000)	60,000	41,000
Net prepay additions (losses)	13,000	(14,000)	(27,000)	3,000	(8,000)
Service revenue components (000s)
Retail service revenue	$867,765	$865,867	$871,209	$874,098	$860,503
Inbound roaming revenue	61,728	68,767	62,223	60,057	78,768
Other revenue	56,814	50,289	41,323	47,719	37,681
Total service revenues (000s)	$986,307	$984,923	$974,755	$981,874	$976,952

Divided by average customers (000s)	6,139	6,138	6,199	6,229	6,178
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit (4)	$53.55	$53.49	$52.41	$52.54	$52.71
Retail service revenue per unit (4)	$47.12	$47.02	$46.85	$46.78	$46.43
Inbound roaming revenue per unit (4)	$3.35	$3.73	$3.35	$3.21	$4.25
Other revenue per unit (4)	$3.08	$2.74	$2.21	$2.55	$2.03
Postpay churn rate (5)	1.6%	1.7%	1.7%	1.5%	1.6%
Capital expenditures (000s)	$189,000	$128,900	$91,200	$137,700	$190,000
Cell sites in service	7,279	7,161	7,043	6,942	6,877

(1)   Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).

(2)   Includes 4.5 million incremental population counts resulting from the licenses awarded to King Street Wireless L.P. in December 2009.

(3)   Calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(4)   Calculated by dividing the components of Service Revenues by the average customers and number of months in the quarter.

(5)   Calculated by dividing the total postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

TELEPHONE AND DATA SYSTEMS, INC. SUMMARY OPERATING DATA

Quarter Ended	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
TDS Telecom
ILEC:
Equivalent access lines (1)	775,900	772,700	775,800	777,100	776,700
Physical access lines (2)	536,300	539,400	548,000	556,800	566,200
High-speed data customers (3)	208,300	202,100	197,100	188,100	178,300
Long-distance customers	362,800	356,500	354,100	348,900	347,000
Managed IP stations (4)	1,900	1,500	1,200	1,000	600
Capital expenditures (000s)	$26,900	$23,800	$26,200	$21,400	$50,200
CLEC:
Equivalent access lines (1)	355,900	364,100	372,300	381,000	393,000
High-speed data customers (3)	36,900	37,600	38,700	39,700	40,800
Managed IP stations (4)	12,000	9,600	6,400	4,100	2,100
Capital expenditures (000s)	$6,800	$4,700	$5,700	$5,000	$7,200

(1)   Sum of physical access lines and high-capacity data lines, adjusted to estimate the equivalent number of physical access lines in terms of capacity, plus the number of Managed IP stations.

(2)   Individual circuits connecting customers to a telephone company's central office facilities.

(3)   The number of customers provided high-capacity data circuits via various technologies, including DSL, Managed IP and dedicated Internet circuit technologies.

(4)   The number of telephone handsets providing communications using packet networking technology.

TELEPHONE AND DATA SYSTEMS, INC. CONSOLIDATED STATEMENT OF OPERATIONS HIGHLIGHTS Three Months Ended December 31, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2009 (2) (3)	2008	Amount	Percent
Operating revenues
U.S. Cellular	$1,060,997	$1,052,862	$8,135	1%
TDS Telecom	198,048	204,790	(6,742)	(3)%
All Other (1)	3,764	6,317	(2,553)	(40)%
	1,262,809	1,263,969	(1,160)	—
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	879,636	845,013	34,623	4%
Depreciation, amortization and accretion	146,807	143,709	3,098	2%
Loss on asset disposals, net	7,528	6,602	926	14%
Loss on impairment of intangible assets	14,000	386,653	(372,653)	(96)%
	1,047,971	1,381,977	(334,006)	(24)%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	129,568	130,154	(586)	—
Depreciation, amortization and accretion	42,044	40,751	1,293	3%
Loss on asset disposals, net	649	508	141	28%
	172,261	171,413	848	—
All Other (1)
Expenses excluding depreciation and amortization	367	6,739	(6,372)	(95)%
Depreciation and amortization	2,757	3,458	(701)	(20)%
(Gain) Loss on asset disposals, net	119	(4)	123	>100%
Loss on impairment of intangible assets	—	27,723	(27,723)	N/M
	3,243	37,916	(34,673)	(91)%

Total operating expenses	1,223,475	1,591,306	(367,831)	(23)%
Operating income (loss)
U.S. Cellular	13,026	(329,115)	342,141	>100%
TDS Telecom	25,787	33,377	(7,590)	(23)%
All Other (1)	521	(31,599)	32,120	>100%
	39,334	(327,337)	366,671	>100%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	23,698	22,867	831	4%
Interest and dividend income	2,686	3,313	(627)	(19)%
Interest expense	(31,777)	(29,265)	(2,512)	(9)%
Other, net	496	127	369	>100%
	(4,897)	(2,958)	(1,939)	(66)%
Income (loss) before income taxes	34,437	(330,295)	364,732	>100%
Income tax expense (benefit)	11,909	(133,443)	145,352	>100%
Net income (loss)	22,528	(196,852)	219,380	>100%
Less: Net (income) loss attributable to noncontrolling interests, net of tax	(6,010)	27,926	(33,936)	>100%
Net income (loss) attributable to TDS shareholders	16,518	(168,926)	185,444	>100%
Preferred dividend requirement	(13)	(13)	—	—
Net income (loss) available to common	$16,505	$(168,939)	$185,444	>100%

Basic weighted average shares outstanding	106,166	113,711	(7,545)	(7)%
Basic earnings (loss) per share attributable to TDS shareholders	$0.16	$(1.49)	$1.65	>100%

Diluted weighted average shares outstanding	106,489	113,711	(7,222)	(6)%
Diluted earnings (loss) per share attributable to TDS shareholders	$0.15	$(1.49)	$1.64	>100%

(1)   Consists of Suttle Straus printing and distribution operations, corporate operations and intercompany eliminations.

(2)   During the three months ended December 31, 2009, U.S. Cellular operating expenses excluding depreciation, amortization and accretion were reduced by a $7.1 million out-of-period adjustment to correct rent expense.  Management does not believe that the adjustment is material to the current year or any prior year’s earnings, earnings trends or financial statement line items.  The adjustment was recorded in the three months ended December 31, 2009 and no prior periods were adjusted.

(3)   During the three months ended December 31, 2009, TDS recorded adjustments that decreased and increased U.S. Cellular operating expenses excluding depreciation, amortization and accretion by $9.7 million and $11.6 million, respectively, to reflect revised estimates related to customer usage charges and bad debts expense.  The net of these adjustments was an increase to U.S. Cellular operating expenses excluding depreciation, amortization and accretion of $1.9 million during the three months ended December 31, 2009.

N/M – Percentage change not meaningful

TELEPHONE AND DATA SYSTEMS, INC. CONSOLIDATED STATEMENT OF OPERATIONS HIGHLIGHTS Year Ended December 31, (Unaudited, dollars and shares in thousands, except per share amounts)
			Increase/(Decrease)
	2009 (2)	2008	Amount	Percent
Operating revenues
U.S. Cellular	$4,214,611	$4,243,185	$(28,574)	(1)%
TDS Telecom	789,852	824,282	(34,430)	(4)%
All Other (1)	16,211	24,552	(8,341)	(34)%
	5,020,674	5,092,019	(71,345)	(1)%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	3,288,370	3,228,513	59,857	2%
Depreciation, amortization and accretion	570,658	576,931	(6,273)	(1)%
Loss on asset disposals, net	15,176	23,378	(8,202)	(35)%
Loss on impairment of intangible assets	14,000	386,653	(372,653)	(96)%
	3,888,204	4,215,475	(327,271)	(8)%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	527,570	522,815	4,755	1%
Depreciation, amortization and accretion	167,316	158,366	8,950	6%
Loss on asset disposals, net	2,401	857	1,544	>100%
	697,287	682,038	15,249	2%
All Other (1)
Expenses excluding depreciation and amortization	15,193	23,788	(8,595)	(36)%
Depreciation and amortization	11,996	14,780	(2,784)	(19)%
Loss on asset disposals, net	188	61	127	>100%
Loss on impairment of intangible assets	—	27,723	(27,723)	N/M
	27,377	66,352	(38,975)	(59)%

Total operating expenses	4,612,868	4,963,865	(350,997)	(7)%
Operating income (loss)
U.S. Cellular	326,407	27,710	298,697	>100%
TDS Telecom	92,565	142,244	(49,679)	(35)%
All Other (1)	(11,166)	(41,800)	30,634	73%
	407,806	128,154	279,652	>100%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	90,732	89,812	920	1%
Interest and dividend income	11,121	39,131	(28,010)	(72)%
Gain on investments and financial instruments	—	31,595	(31,595)	N/M
Interest expense	(124,557)	(137,899)	13,342	10%
Other, net	2,000	2,213	(213)	(10)%
Total investment and other income (expense)	(20,704)	24,852	(45,556)	>100%
Income before income taxes	387,102	153,006	234,096	>100%
Income tax expense	133,376	30,093	103,283	>100%
Net income	253,726	122,913	130,813	>100%
Less: Net income attributable to noncontrolling interests, net of tax	(59,824)	(29,372)	(30,452)	>100%
Net income attributable to TDS shareholders	193,902	93,541	100,361	>100%
Preferred dividend requirement	(51)	(52)	1	2%
Net income available to common	$193,851	$93,489	$100,362	>100%

Basic weighted average shares outstanding	109,339	115,817	(6,478)	(6)%
Basic earnings per share attributable to TDS shareholders	$1.77	$0.81	$0.96	>100%

Diluted weighted average shares outstanding	109,577	116,255	(6,678)	(6)%
Diluted earnings per share attributable to TDS shareholders	$1.77	$0.80	$0.97	>100%

(1)   Consists of Suttle-Straus printing and distribution operations, corporate operations and intercompany eliminations.

(2)   During the twelve months ended December 31, 2009, U.S. Cellular operating expenses excluding depreciation, amortization and accretion were reduced by a $6.5 million out-of-period adjustment to correct rent expense. Management does not believe that the adjustment is material to the current year or any prior year’s earnings, earnings trends or financial statement line items.  The adjustment was recorded in the twelve months ended December 31, 2009 and no prior periods were adjusted.

N/M – Percentage change not meaningful

TELEPHONE AND DATA SYSTEMS, INC. CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands)

ASSETS

	December 31, 2009	December 31, 2008
Current assets
Cash and cash equivalents	$670,992	$777,309
Short-term investments	113,275	27,705
Accounts receivable from customers and other	511,914	516,849
Inventory	156,987	122,377
Other current assets	190,974	184,696
	1,644,142	1,628,936

Investments
Licenses	1,443,025	1,441,440
Goodwill	707,840	707,079
Customer lists	26,589	34,032
Investments in unconsolidated entities	203,799	205,768
Other investments	9,785	10,623
	2,391,038	2,398,942

Property, plant and equipment, net
U.S. Cellular	2,601,338	2,620,376
TDS Telecom	880,378	918,454
Other	26,129	30,094
	3,507,845	3,568,924

Other assets and deferred charges	65,759	55,614

Total assets	$7,608,784	$7,652,416

TELEPHONE AND DATA SYSTEMS, INC. CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	December 31, 2009	December 31, 2008
Current liabilities
Current portion of long-term debt	$2,509	$15,337
Accounts payable	347,348	319,575
Customer deposits and deferred revenues	167,963	174,101
Accrued interest	12,227	14,236
Accrued taxes	39,644	25,192
Accrued compensation	93,524	90,512
Other current liabilities	117,081	134,334
	780,296	773,287

Deferred liabilities and credits
Net deferred income tax liability	517,762	471,623
Other deferred liabilities and credits	373,862	368,045
	891,624	839,668

Long-term debt	1,492,908	1,621,422

Noncontrolling interests with redemption features	727	589

Equity
TDS stockholders’ equity
Common Shares, $.01 par value	571	571
Special Common Shares, $.01 par value	634	634
Series A Common Shares, $.01 par value	65	65
Capital in excess of par value	2,088,807	2,066,597
Treasury Shares, at cost
Common Shares	(217,381)	(163,017)
Special Common Shares	(464,268)	(350,091)
Accumulated other comprehensive income	(2,710)	(16,812)
Retained earnings	2,371,587	2,229,540
Total TDS stockholders’ equity	3,777,305	3,767,487

Preferred shares	832	852
Noncontrolling interests	665,092	649,111

Total equity	4,443,229	4,417,450

Total liabilities and equity	$7,608,784	$7,652,416

BALANCE SHEET HIGHLIGHTS December 31, 2009 (Unaudited, dollars in thousands)

	U.S. Cellular		TDS Telecom		TDS Corporate & Other	Intercompany Eliminations		TDS Consolidated
Cash and cash equivalents		$294,411		$32,288	$344,293	$	―		$670,992
Affiliated cash investments		―		274,687	―		(274,687)		―
Short-term investments		330		112,945	―		―		113,275
Notes receivable―affiliates		―		―	5,005		(5,005)		―
		$294,741		$419,920	$349,298		$(279,692)		$784,267

Licenses, goodwill and customer lists		$1,933,820		$438,862	$(195,228)	$	―		$2,177,454
Investment in unconsolidated entities		161,481		3,660	44,766		(6,108)		203,799
Other investments		4,214		2,178	3,393		―		9,785
		$2,099,515		$444,700	$(147,069)		$(6,108)		$2,391,038

Property, plant and equipment, net		$2,601,338		$880,378	$26,129	$	―		$3,507,845

Notes payable―affiliates	$	―		$5,005	$274,687		$(279,692)	$	―

Long-term debt:
Current portion		$76		$391	$2,042	$	―		$2,509
Non-current portion		867,522		2,280	623,106		―		1,492,908
Total		$867,598		$2,671	$625,148	$	―		$1,495,417

Preferred shares	$	―	$	―	$832	$	―		$832

Capital expenditures:
Quarter ended 12/31/09		$189,000		$33,700	$(2,100)	$	―		$220,600
Year ended 12/31/09		$546,800		$120,500	$3,900	$	―		$671,200

TDS TELECOM HIGHLIGHTS Three Months Ended December 31, (Unaudited, dollars in thousands)

			Increase/(Decrease)
	2009	2008	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$45,304	$49,649	$(4,345)	(9)%
Data	26,965	24,171	2,794	12%
Network access	69,364	68,476	888	1%
Miscellaneous	9,840	10,735	(895)	(8)%
	151,473	153,031	(1,558)	(1)%
Operating expenses
Cost of services and products	47,588	45,241	2,347	5%
Selling, general and administrative expenses	42,996	42,579	417	1%
Depreciation, amortization and accretion	35,873	34,340	1,533	4%
Loss on asset disposals	456	434	22	5%
	126,913	122,594	4,319	4%

Operating income	$24,560	$30,437	$(5,877)	(19)%

Competitive Local Exchange Carrier Operations
Revenues	$48,940	$53,295	$(4,355)	(8)%

Expenses excluding depreciation, amortization and accretion	41,349	43,870	(2,521)	(6)%
Depreciation, amortization and accretion	6,171	6,411	(240)	(4)%
Loss on asset disposals	193	74	119	>100%
	47,713	50,355	(2,642)	(5)%

Operating income	$1,227	$2,940	$(1,713)	(58)%

Intercompany revenues	$(2,365)	$(1,536)	$(829)	(54)%
Intercompany expenses	(2,365)	(1,536)	(829)	(54)%
	―	―	―	―

Total TDS Telecom operating income	$25,787	$33,377	$(7,590)	(23)%

TDS TELECOM HIGHLIGHTS Twelve Months Ended December 31, (Unaudited, dollars in thousands)

			Increase/(Decrease)
	2009	2008	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$187,223	$203,372	$(16,149)	(8)%
Data	103,682	90,059	13,623	15%
Network access	271,276	278,484	(7,208)	(3)%
Miscellaneous	37,346	39,119	(1,773)	(5)%
	599,527	611,034	(11,507)	(2)%
Operating expenses
Cost of services and products	194,030	184,285	9,745	5%
Selling, general and administrative expenses	171,250	166,787	4,463	3%
Depreciation, amortization and accretion	142,913	134,935	7,978	6%
Loss on asset disposals	1,949	466	1,483	>100%
	510,142	486,473	23,669	5%

Operating income	$89,385	$124,561	$(35,176)	(28)%

Competitive Local Exchange Carrier Operations
Revenues	$199,375	$220,002	$(20,627)	(9)%

Expenses excluding depreciation, amortization and accretion	171,340	178,497	(7,157)	(4)%
Depreciation, amortization and accretion	24,403	23,431	972	4%
Loss on asset disposals	452	391	61	16%
	196,195	202,319	(6,124)	(3)%

Operating income	$3,180	$17,683	$(14,503)	(82)%

Intercompany revenues	$(9,050)	$(6,754)	$(2,296)	(34)%
Intercompany expenses	(9,050)	(6,754)	(2,296)	(34)%
	―	―	―	―

Total TDS Telecom operating income	$92,565	$142,244	$(49,679)	(35)%

TELEPHONE AND DATA SYSTEMS, INC. CONSOLIDATED STATEMENT OF CASH FLOWS Twelve Months Ended December 31, (Unaudited, dollars in thousands)

	2009	2008
Cash flows from operating activities
Net income	$253,726	$122,913
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	749,970	750,077
Bad debts expense	115,989	83,004
Stock-based compensation expense	32,486	22,693
Deferred income taxes, net	31,053	(437,919)
Gain on investments and financial instruments, net	—	(31,595)
Equity in earnings of unconsolidated entities	(90,732)	(89,812)
Distributions from unconsolidated entities	91,587	92,335
Loss on impairment of intangible assets	14,000	414,376
Loss on asset disposals, net	17,765	24,296
Noncash interest expense	4,412	10,125
Excess tax benefit from stock awards	(25)	(1,966)
Other operating activities	(46)	(1,831)
Changes in assets and liabilities
Accounts receivable	(110,258)	(79,427)
Inventory	(34,566)	(17,123)
Accounts payable	29,646	6,804
Customer deposits and deferred revenues	(6,165)	7,692
Accrued taxes	56,068	(11,725)
Accrued interest	(2,009)	(4,221)
Other assets and liabilities	(50,307)	(9,804)
	1,102,594	848,892

Cash flows from investing activities
Additions to property, plant and equipment	(671,165)	(734,923)
Cash paid for acquisitions and licenses	(29,276)	(389,189)
Cash received from divestitures	50	6,838
Proceeds from disposition of investments	—	259,017
Cash paid to settle derivative liabilities	—	(17,404)
Cash paid for short-term investments	(109,230)	(27,446)
Cash received from short-term investments	23,660	—
Other investing activities	4,515	355
	(781,446)	(902,752)

Cash flows from financing activities
Borrowings from revolving credit facilities	—	100,000
Repayment of revolving credit facilities	—	(100,000)
Repayment of long-term debt	(143,078)	(9,448)
Settlement of variable prepaid forward contracts	—	(47,357)
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax payments	819	1,409
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	(82)	(2,288)
Excess tax benefit from stock awards	25	1,966
Repurchase of TDS Common and Special Common Shares	(178,536)	(197,672)
Repurchase of U.S. Cellular Common Shares	(33,585)	(28,366)
Dividends paid	(46,798)	(47,320)
Payment of debt issuance costs	(10,079)	—
Distributions to noncontrolling interests	(17,533)	(16,769)
Other financing activities	1,382	2,568
	(427,465)	(343,277)

Net decrease in cash and cash equivalents	(106,317)	(397,137)

Cash and cash equivalents
Beginning of period	777,309	1,174,446
End of period	$670,992	$777,309